UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

BCSB Bancorp, Inc.

(Exact Name Of Registrant As Specified In Charter)

Maryland	0-53163	26-1424764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236

(Address Of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 256-5000

Not Applicable

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2013, F.N.B. Corporation (“FNB”), the parent company of First National Bank of Pennsylvania (“FNB Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BCSB Bancorp, Inc. (“BCSB”), the parent company of Baltimore County Savings Bank, pursuant to which BCSB will merge with and into FNB (the “Merger”). Promptly following consummation of the Merger, it is expected that Baltimore County Savings Bank will merge with and into FNB Bank.

Pursuant to the Merger Agreement, shareholders of BCSB will receive 2.080 shares (the “Exchange Ratio”) of FNB common stock for each common share of BCSB they own. Outstanding BCSB stock options and share awards relating to BCSB common shares will be converted into options and share awards relating to shares of FNB common stock upon consummation of the Merger, subject to adjustments based on the Exchange Ratio.

The Merger Agreement contains (a) customary representations and warranties of BCSB and FNB, including, among others, with respect to corporate organization, capitalization, authority, third party and governmental consents and approvals, financial statements, and compliance with applicable laws, (b) covenants of BCSB and FNB to conduct their respective businesses in the ordinary course until the Merger is completed; and (c) covenants of BCSB and FNB not to take certain actions during such period. Specifically, FNB and BCSB have agreed not to take any action, or fail to take any action, that is reasonably likely to (i) result in any of the conditions to the Merger not being satisfied or (ii) impede or delay each party’s ability to consummate the Merger, and BCSB has agreed to call a meeting of shareholders to consider approval of the Merger Agreement and the transactions contemplated thereby. In addition, BCSB agreed that it will not solicit or encourage proposals for an alternative business combination transaction or, subject to certain exceptions, enter into discussions or furnish information in connection with any proposals for alternative business combination transactions.

Consummation of the Merger is subject to certain conditions, including, among others, approval of the Merger by BCSB shareholders, the receipt of all required governmental filings and regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties of each party, the performance in all material respects by each party of its obligations under the Merger Agreement, effectiveness of the registration statement to be filed by FNB with the SEC to register shares of FNB common stock to be offered to BCSB shareholders, receipt of tax opinions, and the absence of any injunctions or other legal restraints.

The Merger Agreement contains termination rights which may be exercised by BCSB or FNB in specific circumstances, such as the following: a required regulatory approval has been denied by final, non-appealable action of a governmental entity; the parties are unable to complete the Merger by April 30, 2014; the other party has committed a breach of a representation, warranty or covenant which would prevent a closing condition from being satisfied and the breach is not or cannot be cured within 30 days; or BCSB’s shareholders failed to approve the Merger. In addition, BCSB may terminate the Merger Agreement to enter into an alternative business combination transaction pursuant to a “superior proposal”, as defined by the Merger Agreement, or if, during a specified period prior to the closing of the Merger, the average closing price of FNB common stock is less than 75% of its average closing price over the 10 trading days immediately prior to the execution of the Merger Agreement, and FNB common stock underperforms a specified peer group index by more than 20%. If the Merger Agreement is terminated under certain circumstances, BCSB will pay FNB a termination fee of $3.25 million.

In connection with the execution of the Merger Agreement, all of the directors of BCSB entered into voting agreements with FNB pursuant to which such individuals, in their capacities as shareholders, have agreed, among other things, to vote their respective BCSB common shares in favor of the approval of the Merger Agreement and the transactions contemplated thereby. The form of voting agreement is included in Exhibit 2.1 as an exhibit to the Merger Agreement and is incorporated herein by reference.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such document, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the representations and warranties in the Merger Agreement (i) will not survive consummation of the Merger, unless otherwise specified therein, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as the result of a willful breach, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding FNB, BCSB, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding FNB or BCSB, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a Proxy Statement of BCSB and a Prospectus of FNB, as well as in the Forms 10-K, Forms 10-Q and other filings that each of FNB and BCSB make with the SEC.

Forward-Looking Statements:

This Current Report on Form 8-K of BCSB Bancorp, Inc. contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation and BCSB Bancorp, Inc. Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in F.N.B. Corporation and BCSB Bancorp, Inc. reports filed with the SEC and those identified elsewhere in this filing, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the Merger, including approval by BCSB Bancorp, Inc. shareholders, on the expected terms and schedule; delay in closing the Merger; difficulties and delays in integrating the F.N.B. Corporation and BCSB Bancorp, Inc. businesses or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of F.N.B. Corporation products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. F.N.B. Corporation and BCSB Bancorp, Inc. undertake no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this filing.

Additional Information:

In connection with the Merger, F.N.B. Corporation will file a registration statement on Form S-4 with the SEC. The registration statement will include a proxy statement/prospectus and other relevant documents with the SEC in connection with the Merger, as well as other relevant documents concerning the proposed transaction.

SHAREHOLDERS OF BCSB BANCORP, INC. ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents F.N.B. Corporation and BCSB Bancorp, Inc. have filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents F.N.B. Corporation has filed with the SEC by contacting James Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317 and free copies of the documents BCSB Bancorp, Inc. has filed with the SEC by contacting David M. Meadows, General Counsel and Secretary, BCSB Bancorp, Inc., 4111 East Joppa Road, Baltimore, MD 21236, telephone: (410) 256-5000.

F.N.B. Corporation and BCSB Bancorp, Inc. and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from BCSB Bancorp, Inc. shareholders in connection with the proposed merger. Information concerning such participants’ ownership of BCSB Bancorp, Inc. common shares will be set forth in the proxy statement/prospectus relating to the merger when it becomes available. This communication does not constitute an offer of any securities for sale.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

2.1	Agreement and Plan of Merger between F.N.B. Corporation and BCSB Bancorp, Inc., dated as of June 13, 2013

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCSB BANCORP, INC.

Date: June 19, 2013	By:	/s/ Joseph J. Bouffard
Joseph J. Bouffard
President and Chief Executive Officer